UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2024

(Exact name of registrant as specified in its charter)

Delaware	001-13695	16-1213679
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5790 Widewaters Parkway, DeWitt, New York	13214
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (315) 445-2282

Community Bank System, Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value per share	CBU	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                                                                                                ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On September 30, 2024, Community Financial System, Inc. (the “Company”) and its wholly owned banking subsidiary, Community Bank, N.A. (the “Bank”), appointed Deresa F. Durkee as Senior Vice President (“SVP”) and Chief Accounting Officer, effective immediately. As Chief Accounting Officer, Ms. Durkee will serve as the Company’s principal accounting officer and have enhanced oversight over the accounting activities of the Company’s subsidiaries.

Ms. Durkee, age 55, joined the Company and the Bank in December 2015 as Vice President and Corporate Controller in connection with the Company’s acquisition with Oneida Financial Corp. (“Oneida”) where she served as SVP and Chief Financial Officer of Oneida and Oneida Savings Bank. In August 2022, she was promoted to SVP and Corporate Controller of the Company and the Bank. Ms. Durkee is a certified public accountant and has a B.S. in Accounting from LeMoyne College.

As part of this appointment, Ms. Durkee will have (i) the opportunity in fiscal year 2025 (paid in 2026) to receive annual incentive compensation, based on a target percentage of her annual base salary, under the terms of the Company’s Management Incentive Plan (“MIP”), subject to the satisfaction of the predetermined performance criteria established by the Company’s Board of Directors, and (ii) the opportunity to receive in fiscal 2025 an equity incentive based upon a percentage of her annual base salary, subject to approval by the Company’s Board of Directors, consisting equally of a restricted stock grant subject to a three-year vesting requirement and a stock option grant subject to a five-year vesting requirement.

Ms. Durkee has entered into a Change of Control Agreement, dated January 1, 2024, with the Company and the Bank which provides if Ms. Durkee’s employment is terminated for reasons other than cause, death, or disability within one year following a change in control of the Company, or if Ms. Durkee voluntarily resigns during this period based upon an involuntary and material adverse change in her authority, duties, responsibilities, base salary, or the geographic location of her assignment, she shall be entitled to 18 months of her base salary and the incentive compensation award for the year immediately preceding the change in control and continuation of certain benefits for an 18 month period. Ms. Durkee is also subject to non-solicitation obligations set forth in the Company’s equity grant agreements which restrict her ability to solicit the Company’s and the Bank’s customers and employees for one year following termination of employment.

There is no arrangement or understanding between Ms. Durkee and any other persons pursuant to which Ms. Durkee was selected SVP and Chief Accounting Officer. Furthermore, Ms. Durkee does not have any related party transactions with the Company that would require disclosure under Item 404(a) of Regulation S-K.

The foregoing description of the Change in Control Agreement does not purport to be complete and is qualified in its entirety by reference to the copy of the Change in Control Agreement, attached hereto as Exhibit 10.1, and incorporated by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is being furnished pursuant to Item 7.01 above.

10.1	Change in Control Agreement, dated January 1, 2024, by and among Deresa F. Durkee, Community Financial System, Inc. and Community Bank, N.A.

104	Cover Page Interactive Data File (embedded in the cover page formatted in Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Community Financial System, Inc.

By:	/s/ Joseph E. Sutaris
Name:	Joseph E. Sutaris
Title:	Executive Vice President and Chief Financial Officer

Dated: September 30, 2024

Exhibit Index

Exhibit Number	Description

10.1	Change in Control Agreement, dated January 1, 2024, by and among Deresa F. Durkee, Community Financial System, Inc. and Community Bank, N.A.

104	Cover Page Interactive Data File (embedded in the cover page formatted in Inline XBRL)

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